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                          Mobile Self Storage, Inc.

                                                          CUSIP NO.  60740Y 10 4

                      AUTHORIZED STOCK: 50,000,000 SHARES
                           PAR VALUE: $.001 PER SHARE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

             SHARES OF THE COMMON STOCK OF Mobile Self Storage, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate in not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly appointed officers.


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                                (Corporate Seal)

/s/                                                             /s/
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   Secretary                                                       President